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                                                                 Exhibit (23)(e)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-119256 and 333-119255) of CMS Energy Corporation of our report dated February 10, 2004 relating to the financial statements of Jorf Lasfar Energy Company S.C.A. which appears in the CMS Energy Corporation Form 10-K/A for the year ended December 31, 2003.

/s/ Price Waterhouse
----------------------
Price Waterhouse

Casablanca, Morocco
January 27, 2005